Exhibit 99.1

News Announcement

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

PENN NATIONAL GAMING, INC. SATISFIES FINANCING CONDITION TO TENDER OFFER AND CONSENT SOLICITATION
FOR 6 7/8% SENIOR SUBORDINATED NOTES DUE 2011

Wyomissing, Penn., (August 14, 2009) — Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn”) today announced that the financing condition to Penn’s previously announced tender offer and consent solicitation for any and all of the $200 million aggregate outstanding principal amount of its 6 7/8% Senior Subordinated Notes due 2011 (CUSIP No. 707569AH2) (the “Notes”) has been satisfied.  Penn’s obligation to accept for payment and to pay for Notes and consents in the tender offer and consent solicitation remains subject to customary conditions, including, among other things, receipt of consents and tenders from holders of a majority in aggregate principal amount of the outstanding Notes.

Deutsche Bank Securities, Wells Fargo Securities and BofA Merrill Lynch are serving as the Joint Dealer Managers and Solicitation Agents, and MacKenzie Partners, Inc. is serving as the Information Agent, in connection with the tender offer and consent solicitation.  Requests for documents should be directed to MacKenzie Partners, Inc., toll-free at (800) 322-2885.  Questions regarding the tender offer and consent solicitation should be directed to Deutsche Bank Securities, toll-free at (800) 553-2826, Wells Fargo Securities, toll-free at (866) 309-6316 and BofA Merrill Lynch, toll-free at (888) 292-0070.

None of Penn, the Dealer Managers and Solicitation Agents or the Information Agent, nor any of their respective subsidiaries or affiliates, makes any recommendation in connection with the tender offer and the consent solicitation.  Holders must make their own decisions as to whether to deliver consents and to tender Notes, and, if so, the principal amount of Notes to tender.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities.  The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated August 6, 2009.  The tender offer and consent solicitation are not being made to or with respect to (nor will the surrender of notes for purchase be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making or acceptance of the tender offer or the consent solicitation would not be in compliance with the laws of such jurisdiction.

About Penn National Gaming

Penn owns and operates gaming and racing facilities with a focus on slot machine entertainment.  Penn presently operates nineteen facilities in fifteen jurisdictions, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn’s operated facilities feature over 26,300 gaming machines, approximately 400 table games, over 2,000 hotel rooms and over 959,000 square feet of gaming floor space.

Forward-Looking Statements

This press release contains forward-looking statements about Penn, including those relating to the tender offer and consent solicitation.  All forward-looking statements in this press release are based on estimates and assumptions and represent Penn’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors including but not limited to changing market conditions, financial market risks, general economic conditions, Penn’s ability to consummate the tender offer and consent solicitation, whether or not any of the Notes are tendered in the tender offer and consent solicitation, and other factors as discussed in Penn’s Annual Report on Form 10-K for the year ended December 31, 2008, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission.  Penn does not intend to update publicly any forward-looking statements except as required by law.

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